SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:
March 5, 2007

TRADESTAR SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-51229 (Commission File Number)	51-0482104 (I.R.S. Employer Identification No.)

Three Riverway, Suite 1500 Houston, Texas (Address of principal executive offices)		77056 (Zip code)

Registrant’s telephone number, including area code: (713) 479-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 27, 2007, the Board of Directors of Tradestar Services, Inc. (the “Company”) announced the election of Richard A. Piske, III as President and Chief Executive Officer to accelerate the Company's expansion plans for both its domestic and international markets in the energy and construction service sectors. In the position of Chief Executive Officer, Mr. Piske replaces Frederick A. Huttner, who remains as Chairman.

Prior to joining the Company, Mr. Piske served as Vice President/General Manager of Kelly FedSecure, a division of Kelly Services, a public international staffing firm, from 2003 to 2006.  He was Senior Vice President and General Manager, Western Division, of Comsys, Inc. a nationwide public information technology staffing company from September 2002 to August 2003.  From May to September 2002, he was President and Chief Operating Officer of Talent Tree, Inc., a nationwide private commercial staffing company. He previously served as Chairman/CEO of The Fedsecure Group, a start-up professional staffing company; President/COO of Tradesource, Inc., a nationwide private staffing service; and President of Olsten Staffing Services and EVP of Olsten Corporation, a public international staffing company. He has served as a director of Tradestar since January 2004.

Subject to final approval of his employment agreement by the Compensation Committee of the Company’s Board of Directors, Mr. Piske will receive an annual salary of $180,000, which will be increased to $240,000 on June 1, 2007. He will receive an initial grant of options to purchase 400,000 shares of the Company’s Common Stock at $2.10 per share, which will vest ratably during 2007. Over the three year remaining term of the agreement, he will be eligible to receive options to purchase up to 600,000 shares of the Company’s Common Stock, exercisable at the then current stock prices, provided certain earnings targets are achieved by the Company. In the event of a change of control, he will receive a severance benefit equal to his annual salary for the remaining term of the agreement and immediate vesting of all issued stock options.

The Company also announced the election of D. Hughes Watler, Jr. as Chief Financial Officer. Mr. Watler joined the Company as Vice President-Capital Markets in September 2006 after previously serving as Senior Vice President & Chief Financial Officer of Goodrich Petroleum Corporation (NYSE:GDP) from March 2003 to May 2006 and as a financial officer of several other public and private energy companies. He succeeds Kenneth L. Thomas who was elected Senior Vice President-Finance.

The news release announcing the above changes in the Registrant’s officers is attached to this Form 8-K as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the information set forth in this Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("the Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or in the Exchange Act except as may be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 News release, dated February 27, 2007, announcing appointment of Richard A. Piske, III as President and Chief Executive Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRADESTAR SERVICES, INC

By:	/s/ Richard A. Piske, III
Richard A. Piske, III Chief Executive Officer

By:	/s/ D. Hughes Watler, Jr.
D. Hughes Watler, Jr. Chief Financial Officer
March 5, 2007
.